Exhibit 24.B

                               FORD MOTOR COMPANY

                                   CERTIFICATE


     I, Kathryn S. Lamping, an Assistant Secretary of FORD MOTOR COMPANY, a Delaware corporation (the "Company"), DO HEREBY CERTIFY that the following are true and correct copies of excerpts of resolutions adopted by the Board of Directors of the Company at a meeting duly called and held on April 8, 1999 the same are now in full force and effect on the date hereof:

     IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of August, 1999.


                                      By: /s/Kathryn S. Lamping
                                        ------------------------
                                          Kathryn S. Lamping
                                          Assistant Secretary



(Corporate Seal)


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                               FORD MOTOR COMPANY

                     Excerpts from the Minutes of a Meeting
                    of the Board of Directors of the Company
                              Held on April 8, 1999

                     RESOLUTIONS RELATING TO EMPLOYEE PLANS

     RESOLVED, That, in order to comply with the Securities Act of 1933, as amended, the directors and appropriate officers of the Company be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all Registration Statements and amendments to Registration Statements relating to the Ford Motor Company Deferred Compensation Plan, the Ford Motor Company Benefit Equalization Plan, the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, the Ford Microelectronics, Inc. Salaried Retirement Savings Plan, the Primus Automotive Financial Services, Inc. Prime Account, the Ford Motor Company 1985 Stock Option Plan, the Ford Motor Company 1990 Long-Term Incentive Plan, the Ford Motor Company 1998 Long-Term Incentive Plan, the Ford Motor Company Supplemental Compensation Plan and such other employee plans as may be adopted by the Company or any of its subsidiaries (collectively, the "Employee Plans"), including the Prospectuses and the exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Registration Statements and amendments, so executed, to be filed with the Securities and Exchange Commission.

     RESOLVED, That each officer and director who may be required to sign and execute any of the aforesaid Registration Statements or amendments or any document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise) be and hereby is authorized to execute a power of attorney appointing J. M. Rintamaki, P. Sherry, Jr.,
L. J. Ghilardi, K. S. Lamping, M. F. Marecki, N. A. Patino, D. J. Cropsey, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any and all such Registration Statements and amendments, further amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have `executed such a power of attorney, every act whatsoever necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officer or director might or could do in person.

     RESOLVED, That shares of the Company's Common Stock, par value $1.00 per share ("Common Stock") and obligations of the Company be and hereby are authorized to be issued and sold from time to time to satisfy Common Stock requirements and obligations under the Employee Plans, and when any shares of Common Stock are issued and paid for in accordance with the Employee Plans they will be fully paid and non-assessable.

     RESOLVED, That the Company may deliver shares of Common Stock from its treasury to satisfy Common Stock requirements of the Employee Plans.

     RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, without limitation, the payment of expenses and the purchase and sale of securities to support the Company's obligations under the Employee Plans) and to execute (by manual or facsimile signature) and deliver any and all agreements, certificates, instruments and documents (under the corporate seal of the Company or otherwise) as such officer or officers may deem necessary, appropriate or desirable in order to carry out the purposes and intents of each and all of the foregoing resolutions.